Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 2022 (June 16, 2022, as to the effect of the reverse stock split described in Note 1) relating to the financial statements of Ivanhoe Electric Inc. (the “Company”), appearing in the Registration Statement No. 333-265175 on Form S-1 of the Company.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

January 31, 2023

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